UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

PROTAGONIST THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Protagonist Therapeutics, Inc.

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	PTGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

Underwriting Agreement

On May 11, 2020, Protagonist Therapeutics, Inc. (“Protagonist” or “the Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and BMO Capital Markets Corp., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering, issuance and sale of 7,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). The price to the public in this offering is $14.00 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $13.16 per share. Under the terms of the Underwriting Agreement, Protagonist also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 1,050,000 shares of Common Stock at the public offering price, less underwriting discounts and commissions. The gross proceeds to the Company from this offering are expected to be approximately $98.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, or $112.7 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock. The offering is expected to close on May 14, 2020, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-234414) previously filed with the SEC and a preliminary and final prospectus supplement thereunder.

The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated as of May 11, 2020.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.

Dated:	May 12, 2020

		By:	/s/ Don Kalkofen
Don Kalkofen
Chief Financial Officer